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                                                                     EXHIBIT 5.1



        [Letterhead of John L. Petersen, Attorney at Law appears here]


                                 June 9, 1998


Boot & Coots International Well Control, Inc.
5151 San Felipe, Suite 450
Houston, Texas  77056

Attention: Chairman of the Board

        I have acted as counsel for Boots & Coots International Well Control, Inc. (the "Company"), in connection with the proposed offering by the Company of an aggregate of 3,385,000 shares of the Company's Common Stock, $.00001 par value ("Common Stock") pursuant to the Company's 1996 Incentive Stock Plan, 1997 Incentive Stock Plan, 1997 Executive Compensation Plan, 1997 Outside Directors' Stock Option Plan 1998 Contractual Stock Options, and 1998 Contractual Stock Grants (collectively, the "Plans").

        In connection therewith, I have examined, among other things, the Certificate of Incorporation, as amended, and By-laws of the Company, the corporate proceedings with respect to such offering the Plans and the Registration Statement on Form S-8 (No. 33-22097-NY) filed by the Company on June 15, 1998 (the "Registration Statement") with the Securities and Exchange Commission for the registration, under the Securities Act of 1933, as amended, of the Common Stock. I am rendering this opinion as of the time the Registration Statement becomes effective.

        Based on my review, I am of the opinion that:

        1. The Company is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware.

        2. The 2,735,000 shares of Common Stock of the Company offered by the Company to the option holders pursuant to the Plans, have been duly authorized for issuance, and, subject to compliance with any applicable Blue Sky laws, upon the issuance and delivery thereof in accordance with the provisions of the Plans and as set forth in the Registration Statement and upon receipt by the Company of the purchase price therefor will be duly authorized, validly issued, fully paid and nonassessable.

        3. The 650,000 shares of Common Stock of the Company to be issued pursuant to the 1998 Contractual Stock Grants, have been duly authorized for issuance, and, subject to compliance with any applicable Blue Sky laws, upon the issuance and delivery thereof in accordance with the provisions of the associated contracts and as set forth in the Registration Statement will be duly authorized, validly issued, fully paid and nonassessable.


        I hereby consent to the filing, as an exhibit to the Registration Statement, of this opinion.

                                                Very truly yours,

                                                /s/ John L. Petersen
                                                ----------------------------
                                                JOHN L. PETERSEN
                                                Attorney at Law